Exhibit 23.5

Consent of Nominee for Director

of Costamare Partners GP LLC

I hereby consent to the reference to me in the prospectus included in Amendment No. 4 to the registration statement on Form F-1 of Costamare Partners LP, as shall be filed with the U.S. Securities and Exchange Commission, and any and all amendments thereto.

/s/ Wolfgang Driese____________

Name: Wolfgang Driese

Date: June 8, 2015